Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

CVD Equipment Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o)	(1)	(2)	(3)
Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share	Rule 457(o)	(1)	(2)	(3)
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(3)
Fees to Be Paid	Other	Warrants	Rule 457(o)	(1)	(2)	(3)
Fees to Be Paid	Other	Units	Rule 457(o)	(1)	(2)	(3)
Fees to Be Paid	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(2)	$100,000,000(3)	$0.00011020	$11,020
	Total Offering Amounts					$100,000,000		$11,020
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$11,020

(1)

The amount to be registered consists of up to $100,000,000 of an unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices. The securities registered hereunder also include such unspecified number of shares of common stock or other securities as may be issued upon conversion of or exchange for common stock, preferred stock, or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities. In addition, this registration statement also relates to an unspecified number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant Instruction 2.A.ii.b. of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $100,000,000.